EXHIBIT 1.0

FP HOLDINGS, INC.

(a Nevada corporation)

UNDERWRITING AGREEMENT

250,000 Minimum/400,000 Maximum

Shares of Common Stock, Par Value [$0.001]

$125,000 Minimum/$200,000 Maximum

Alpine Securities Corporation Salt Lake City, Utah

440 E 400 S April ____, 2002

Salt Lake City, UT 84111

Ladies and Gentlemen:

FP Holdings, Inc. (the "Company"), a Nevada corporation, desires to offer for sale to the public a minimum of 250,000 and a maximum of 400,000 shares of common stock, par value $0.001, at an offering price of $0.50 per share, for an aggregate of $125,000 minimum and $200,000 maximum (the "Shares"). The Company desires to offer such Shares for sale through Alpine Securities Corporation (the "Underwriter"). The offering will be undertaken by the Underwriter as agent for the Company on a "best-efforts" basis, so that in the event $125,000 for the purchase of Shares are not received within the agreed period, no Shares will be sold, and the Underwriter will not be entitled to any compensation. On these premises, we set forth the terms of our proposed agreement as follows:

1. Appointment of Underwriter. On the representations, agreements and warranties and subject to the terms and conditions of this agreement:

(a) The Company hereby employs the Underwriter as exclusive agent to sell for the Company's account the 400,000 Shares. The Underwriter agrees to use its best efforts as agent, promptly following the receipt of written notice of the Effective Date of the Registration Statement, to offer for sale the 400,000 Shares, subject to the terms, provisions and conditions hereinafter set forth.

(b) In the event the Underwriter does not find subscribers for the minimum number of Shares having a total aggregate purchase price of $125,000 within 90 days following the Effective Date (or 30 days thereafter if mutually agreed to by the Company and the Underwriter), this agreement shall terminate, and neither party to this agreement shall have any obligation to the other party hereunder, except for the obligations to reimburse expenses as provided in subsection 5(n). Appropriate arrangements satisfactory to the Underwriter for placing the funds received for the Shares in escrow, until a total of $125,000 in cash have been received, shall be made prior to the commencement of the offering hereunder, with provision for refund to the purchasers as set forth above or for delivery to the Company of the net proceeds therefrom if the minimum offering of $125,000 in cash has been received from the sale of Shares hereunder.

(c) The 400,000 Shares shall be offered to the general public at the initial public offering price of $0.50 per Share.

(d) The Underwriter shall instruct investors to make all checks tendered as payment for the Shares payable to "FP Holding, Inc., Escrow Account," and shall deposit promptly, but in no event later than noon of the next business day following receipt, the gross proceeds from sales of Shares in the account with the escrow agent until $125,000 are received from said sales. Said deposit shall include the accumulated amount of customer free credit balances, cash, and checks cleared and payment thereof honored by the Underwriter's bank and correspondent banks. The Underwriter is granted irrevocable authority as agent for the Company to declare any contract to purchase Shares offered to the public hereunder in default if such Shares are not paid for in immediately available funds within three days after the contract date.

(e) As its compensation and subject to the sale of Shares with a public offering price of $125,000, the Underwriter shall be entitled to receive a commission of 10% of the sales price per Share, or $0.05 per Share, with respect to all Shares sold and for which payment is made to the Company. In addition, the Underwriter will receive a nonaccountable expense allowance of 3% of the sales price per Share, or $0.015, for its nonaccountable expenses incurred in connection with the offering.

(f) The Company agrees to issue or have issued such Shares in such names and denominations as may be specified by the Underwriter and to deliver certificates representing the Shares against payment to the Company by cash or cashier's check in the amount of the selling price of the Shares less the Underwriter's sales commissions as provided herein. Such payment and delivery shall be made to the Underwriter at such a date and time within three days following the sale of the Shares as provided in subsection 1(b) hereof as shall be agreed on by the Underwriter and the Company (the "time of closing"). The Underwriter agrees to deliver certificates to the buyers of the Shares within seven days of the delivery of certificates to the Underwriter as provided herein. For purposes of expediting the checking and packaging of the certificates, the Company agrees to make the certificates available for inspection by the Underwriter, the transfer agent, or other authorized representative at the time of closing.

(g) The Underwriter is hereby authorized to organize a selling group of participating brokers consisting exclusively of members of the National Association of Securities Dealers, Inc. Such participating brokers are to act as subagents and shall be allowed to purchase on an equal basis from the Underwriter at a price that provides a concession out of the Underwriter's commission in such amount as the Underwriter may determine. Each of such participating brokers shall be deemed and considered to be an Underwriter for purposes of sections 6 and 7 hereof.

(h) The Company has appointed or will appoint prior to commencement of the offering a duly qualified, licensed and bonded transfer agent and registrar of the Shares, subject to approval by the Underwriter.

2. Registration Statement and Prospectus; Public Offering. The Company has prepared or will prepare in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the published rules and regulations thereunder (the "Rules") adopted by the Securities and Exchange Commission (the "SEC") a Registration Statement on Form SB-2 (No. 333-______), including a preliminary prospectus relating to the Shares, and has filed or will file with the SEC the Registration Statement (as hereinafter defined) and such amendments thereof as may have been required to the date of this agreement. Copies of such Registration Statement (including all amendments thereof) and of the related preliminary prospectuses have heretofore been delivered by the Company to the Underwriter. The term "preliminary prospectus" as used herein means any preliminary prospectus (as described in Rule 430 of the Rules) relating to the Shares included at any time as a part of the Registration Statement. The Registration Statement, as amended at the time and on the date it becomes effective (the "Effective Date"), including all exhibits and information, if any, deemed to be part of the Registration Statement pursuant the Rules, including Rule 424(b), Rule 430A and Rule 434, is called the "Registration Statement." The term "Prospectus" means the prospectus relating to the Shares in the form first used to confirm sales of the Shares (whether such Prospectus was included in the Registration Statement at the time of effectiveness or was subsequently filed with the SEC pursuant to Rule 424(b) of the Rules).

The Company understands that the Underwriter proposes to make a public offering of the Shares, as set forth in and pursuant to the Prospectus, as soon after the Effective Date and the date of this agreement as the Underwriter deems advisable. The Company hereby confirms that the Underwriter and subagents have been authorized to distribute or cause to be distributed each preliminary prospectus and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriter).

3. Representations and Warranties of the Company. The Company represents and warrants to the Underwriter as follows:

(a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Nevada. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its assets or properties (owned, leased or licensed) or the nature of its business makes such qualification necessary, except for such jurisdictions where the failure to so qualify would not have a material adverse effect on the assets or properties, business, results of operations, prospects or financial condition of the Company. Except as disclosed in the Registration Statement, the Company does not own, lease or license any asset or property or conduct any business outside the United States of America. The Company's wholly-owned subsidiary, Freedom Products, Inc. ("Subsidiary"), has been duly incorporated and is validly existing as a corporation in good standing under the laws of its state of incorporation. Subsidiary is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its assets or properties (owned, leased or licensed) or the nature of its business makes such qualification necessary, except for such jurisdictions where the failure to qualify would not have a material adverse affect on the assets or properties, business, results of operations or financial condition of the Subsidiary and the Company. The Company does not control, directly or indirectly, more than 10% of any corporation, partnership, joint venture, association or other business organization other than the Subsidiary.

(b) Each of the Company and its Subsidiary has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity, including any and all leases, permits and approvals required under applicable law to own, lease and license its assets and properties and to conduct its businesses as now being conducted and as proposed to be conducted as described in the Registration Statement and the Prospectus. Each of the Company and its Subsidiary has fulfilled and performed in all material respects all of its obligations with respect to such authorizations, approvals, consents, orders, licenses, certificates and permits, and neither the Company nor its Subsidiary is in violation of any term or provision of any such authorizations, approvals, consents, orders, licenses, certificates or permits, nor has any event occurred that allows, or after would allow, revocation or termination thereof or that could result in any material impairment of the rights of the holder thereof. No such authorization, approval, consent, order, license, certificate or permit contains a materially burdensome restriction other than as disclosed in the Registration Statement and the Prospectus. Neither the Company nor its Subsidiary has any reason to believe that any governmental or regulatory body is considering modifying, limiting, conditioning, suspending, revoking or not renewing any such authorizations, approvals, consents, orders, licenses, certificates or permits of the Company or its Subsidiary or that such governmental or regulatory bodies are investigating the Company or its Subsidiary or related parties.

(c) The Company and its Subsidiary own, or have enforceable rights to use, all trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how and other similar rights, technology and proprietary knowledge (collectively, "Intangibles") necessary for the conduct of the business of the Company as described in the Registration Statement and the Prospectus. Neither the Company nor its Subsidiary has received any notice of, and they are not aware of, any infringement of or conflict with asserted rights of others with respect to any Intangibles that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect upon the assets or properties, business, results of operations, prospects or financial condition of the Company or its Subsidiary, taken as a whole. The Intangibles are free and clear of all liens and encumbrances of every nature and kind. Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor its Subsidiary has violated or infringed any patent, trademark, trade name, trade secret or copyright held by others or any license, authorization or permit held by it, in any manner that may materially adversely affect the Intangibles or the business of the Company or its Subsidiary, taken as a whole. Except in connection with transactions entered into in the ordinary course of business, neither the Company nor its Subsidiary has granted any licenses or other rights or has any obligations to grant licenses or any other rights to any Intangibles. Neither the Company nor its Subsidiary has made any material claim of violation or infringement by others of rights to or in connection with the Intangibles, and the Company knows of no basis for making any such claim. There are no interferences or other contested proceedings, either pending or to the knowledge of the Company threatened, in the United States Copyright Office, the United States Patent and Trademark Office or any federal, state or local court or before any other governmental agency or tribunal, relating to any pending application with respect to the Intangibles.

(d) Each of the Company and its Subsidiary has (i) good and valid title to each of the items of personal property and good, marketable and insurable fee title to all real property reflected in its financial statements referred to in subsection 3(u) or referred to in the Registration Statement and the Prospectus as being owned by it, and (ii) valid and enforceable leasehold interests in each of the items of real and personal property that are referred to in the Registration Statement and the Prospectus as being leased by it. Except as disclosed in the Registration Statement, no financing statement under the Uniform Commercial Code with respect to any assets of the Company or its Subsidiary has been filed in any jurisdiction, and neither the Company nor its Subsidiary has signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement. All real property of the Company and its Subsidiary reflected in the financial statements referred in subsection 3(u) or referred to in the Registration Statement and the Prospectus as being owned by or licensed to the Company or its Subsidiary is in good condition and conforms in all material respects with all applicable building, zoning, land use and other laws, ordinances, codes, orders and regulations (other than environmental laws, which are addressed in subsection 3(h)); the use of such real property conforms in all material respects with such laws, ordinances, codes, orders and regulations; and all necessary occupancy, certificates and permits for the lawful use and occupancy thereof and the equipment thereof have been issued. The Company or its Subsidiary, as applicable, has complied with all notices of violations of law, ordinances, codes, orders or regulations issued by any governmental authority having jurisdiction over or affecting any such real property.

(e) Except as described in the Registration Statement and the Prospectus, there is no pending or, to the knowledge of the Company, threatened, lawsuit or claim with respect to the Company or its Subsidiary that (i) involves a claim by or against the Company or its Subsidiary, as applicable, of more than $10,000, (ii) seeks injunctive relief that could have a material adverse effect on the Company, or (iii) could affect the performance by the Company or its Subsidiary of its obligations pursuant to this agreement or the transactions contemplated hereby. Neither the Company nor its Subsidiary is in default under any judgment, order or decree of any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, applicable to it or any of its respective properties, assets, operations or businesses. There is no legal or governmental or other proceeding or investigation before any court or before or by any public body or board pending or, to the Company's best knowledge, threatened (and the Company does not know of any basis therefor) against or involving the assets, properties or business of the Company or the assets, properties or business of its Subsidiary, that would materially adversely affect the value or the operation of any such assets or properties in the hands of the Company or its Subsidiary or the business, results of operations, prospects or financial condition of the Company or its Subsidiary, taken as a whole.

(f) Neither the Company nor its Subsidiary has at any time engaged in the handling, manufacture, treatment, storage, use or generation of any Hazardous Materials (as defined below) upon any real property owned or leased by it, except for such quantities handled, stored and used in the ordinary course of the business of the Company or its Subsidiary, as applicable. Neither the Company nor its Subsidiary has been a party to any litigation in which it is alleged, nor has any of them at any time received written notice of any allegation or investigation of the possibility, that any of them or any of their assets are or were subject to any liability, clean-up or other obligation arising out of or relating to any discharge, or the storage, handling or disposal, of any Hazardous Material. There has been no discharge at any time by the Company or its Subsidiary of any Hazardous Material that the Company or its Subsidiary has reported or is or was obligated to report to any governmental agency, the occurrence of which may have a material adverse effect on the Company or its Subsidiary, taken as a whole. For the purposes of this agreement, "Hazardous Material" means any substance: (i) the presence of which requires investigation or remediation under any federal, state, provincial or local statute, regulation, ordinance, order, action, policy or common law; (ii) that is or becomes defined as a "hazardous waste," "hazardous substance," pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. 9601 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) or similar laws; (iii) that is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States or of any state or any political subdivision thereof; or (iv) that contains polychlorinated biphenyls (PCBs), asbestos, urea formaldehyde foam insulation or radon gas.

(g) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and each preliminary prospectus, and except as described therein, (i) there has not been any material adverse change in the assets or properties, business, results of operations, prospects or financial condition of the Company or its Subsidiary, whether or not arising from transactions in the ordinary course of business; (ii) neither the Company nor its Subsidiary has sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree that would have a material adverse effect on the Company or its Subsidiary, taken as a whole; and (iii) and since the date of the latest balance sheets included in the Registration Statement and the Prospectus, except as reflected therein, neither the Company nor its Subsidiary has (1) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business, (2) entered into any transaction not in the ordinary course of business or (3) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its stock.

(h) There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required. Each agreement described in or listed in the exhibits to the Registration Statement is in full force and effect and is valid and enforceable by and against the Company or its Subsidiary, as applicable, in accordance with its terms, assuming the due authorization, execution and delivery thereof by each of the other parties thereto, except for agreements that have expired by their terms or have been fully performed. Neither the Company nor, to the Company's knowledge, any other party is in default, nor is its Subsidiary that is a party thereto in default, in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred that with notice or lapse of time, or both, would constitute such a default, in any such case in which a default or event would have a material adverse effect on the assets or properties, business, results of operations, prospects or financial condition of the Company or its Subsidiary, taken as a whole. No default exists, and no event has occurred that with notice or lapse of time, or both, would constitute a default, in the due performance and observance of any term, covenant or condition by the Company or its Subsidiary of any other agreement or instrument to which the Company or its Subsidiary is now a party or by which it or its properties or business may be bound or affected, which default or event would have a material adverse effect on the assets or properties, business, results of operations, prospects or financial condition of the Company or its Subsidiary, taken as a whole.

(i) Neither the Company nor its Subsidiary is in violation of any term or provision of its charter or bylaws or of any judgment, decree, order, statute, rule or regulation where the consequences of such violation would have a material adverse effect on the assets or properties, business, results of operations, prospects or financial condition of the Company or its Subsidiary, taken as a whole.

(j) There is no labor strike, dispute, work stoppage or lockout pending or, to the knowledge of the Company, threatened against or affecting the Company or its Subsidiary, and no such labor strike, dispute, work stoppage or lockout has occurred with respect to any employees of the Company or its Subsidiary during the two years prior to the date of this agreement. No union organization campaign is in progress with respect to the employees of the Company or its Subsidiary, and no question concerning representation exists with respect to such employees. No unfair labor practice charge or complaint against the Company or its Subsidiary is pending or, to the knowledge of the Company, threatened before the National Labor Relations Board or similar foreign authorities, and no such charge or complaint against the Company or its Subsidiary has been filed during the past two years. There is no pending or, to the knowledge of the Company, threatened grievance that, if adversely decided, would have a material adverse effect on the business, results of operations, prospects or financial condition of the Company or its Subsidiary, taken as a whole. No charges with respect to or relating to the Company or its Subsidiary are pending before the Equal Employment Opportunity Commission or any similar state, local or foreign agency responsible for the prevention of unlawful employment practices, and no such charges have been filed with respect to the Company or its Subsidiary.

(k) Each of the Company and its Subsidiary has correctly and timely filed all necessary federal, state, local and foreign income, property and franchise tax returns and paid all taxes required as shown due thereon and all assessments received by it to the extent that the same are material and have become due. Neither the Company nor any of its officers has any knowledge of any tax deficiency of the Company or its Subsidiary or any tax proceeding or action pending or threatened against the Company or its Subsidiary that would materially adversely affect the business, financial position, stockholders' equity or results of operations, present or prospective, of the Company or its Subsidiary, taken as a whole. There are no liens for taxes on the assets of the Company or its Subsidiary, except for taxes not yet due. There are no audits pending of the Company's or the Subsidiary's tax returns (federal, state, local or foreign), and there are no claims that have been or, to the best of the Company's knowledge, may be asserted relating to any such tax returns that, if determined adversely, would result in the assertion by any governmental agency of any deficiency material to the Company or its Subsidiary, taken as a whole. There have been no waivers of any statute of limitations by the Company or its Subsidiary relating to tax returns (federal, state, local and foreign). The Internal Revenue Service has not asserted or threatened to assert any assessment, claim or liability for taxes due or to become due in connection with any review or examination of the tax returns of the Company or its Subsidiary for any year.

(l) None of the Company, its Subsidiary, or any officer or director purporting to act on behalf of the Company or its Subsidiary, has during the past five years (i) made any contributions to any candidate for political office or failed to disclose fully any such contributions, in violation of law; or (ii) made any payment to any federal, state, local or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law; or (iii) made any payment outside the ordinary course of business to any purchasing or selling agent or person charged with similar duties of any entity to which the Company or its Subsidiary, as applicable, sells (or has in the past sold) or from which the Company or its Subsidiary, as applicable, buys (or has in the past bought) products for the purpose of influencing such agent or person to buy products from or sell products to the Company or its Subsidiary, as applicable; or (iv) engaged in any transaction, maintained any bank account, or used any corporate funds, except for transactions, bank accounts and funds that have been and are reflected in the normally maintained books and records of the Company or its Subsidiary, as applicable.

(m) The Company has no insurance.

(n) The Company and its Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is (or was) taken with respect to any differences.

(o) On the Effective Date, the Registration Statement complied, and on the date of the Prospectus, on the date any post-effective amendment to the Registration Statement shall become effective, on the date any supplement or amendment to the Prospectus is filed with the SEC, and at the time of closing, the Registration Statement and the Prospectus (and any amendment thereof or supplement thereto) will comply, in all material respects, with the applicable provisions of the Securities Act, the Rules, and the Exchange Act and the rules and regulations of the SEC thereunder; the Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the other dates referred to above, neither the Registration Statement nor the Prospectus, nor any amendment thereof nor supplement thereto, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein (in light of the circumstances under which they were made) not misleading. When any related preliminary prospectus was first filed with the SEC (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(a) of the Rules) and when any amendment thereof or supplement thereto was first filed with the SEC, such preliminary prospectus as amended or supplemented complied in all material respects with the applicable provisions of the Securities Act and the Rules and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein (in light of the circumstances under which they were made) not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty as to the paragraphs with respect to the statements contained under the caption "Underwriting" in the Prospectus. The Company acknowledges that the statements referred to in the previous sentence constitute the only information furnished in writing by the Underwriter specifically for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus.

(p) The Company has all requisite corporate power and authority to enter into, deliver and perform this agreement and to issue and sell the Shares. All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this agreement and the issuance and sale of the Shares by the Company. This agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles and (ii) to the extent that rights to indemnity or contribution under this agreement may be limited by federal and state securities laws or the public policy underlying such laws.

(q) Neither the execution, delivery and performance of this agreement nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares will (i) give rise to a right to terminate or accelerate the due date of any payment due, conflict with or result in the breach of any term or provision, constitute a default (or an event that with notice or lapse of time, or both, would constitute a default), require any consent or waiver, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its Subsidiary pursuant to the terms of any indenture, mortgage, deed of trust or other agreement or instrument filed as an exhibit to the Registration Statement to which the Company or its Subsidiary is a party or by which it or any of its properties or businesses is bound, or (ii) violate any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or its Subsidiary, or (iii) violate any provision of the charter or bylaws of the Company or its Subsidiary, except for such consents or waivers that have already been obtained and are in full force and effect, copies of which have been delivered to the Underwriter.

(r) No authorization, approval, consent, order, license, certificate or permit is required of or from any governmental or regulatory body under any federal, foreign, provincial, state or local law for the execution, delivery and performance of this agreement or for the consummation of the transactions contemplated hereby, except such as have been obtained. This agreement has been presented to any and all governmental agencies or authorities to the extent required, and this agreement and the transactions contemplated hereby were approved by or on behalf of such governmental agencies or authorities to the extent required, and such approvals have not been revoked, modified or rescinded.

(s) The financial statements of the Company (including all notes and schedules thereto) included in the Registration Statement and Prospectus present fairly the financial position, the results of operations and cash flows and the stockholders' equity and the other information purported to be shown therein of the Company at the respective dates and for the respective periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of the results for such periods have been made.

(t) Mantyla McReynolds, whose report is filed with the SEC as a part of the Registration Statement and Prospectus, is and, during the periods covered by its reports, was an independent public accountant as required by the Securities Act and the Rules.

(u) The Company has authorized and outstanding capital stock as set forth in the Prospectus. All of the Shares have been duly and validly issued and are fully paid and nonassessable, and none of them was issued in violation of any preemptive or other similar right or the Securities Act. The Shares, when issued and sold pursuant to this agreement, will be duly and validly issued, fully paid and nonassessable, and none of them will be issued in violation of any preemptive or other similar rights. Except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of stock of the Company or any security convertible into, or exercisable or exchangeable for such stock. The Shares conform in all material respects to all statements in relation thereto contained in the Registration Statement and the Prospectus.

(v) All of the outstanding shares of capital stock of the Subsidiary have been duly and validly issued. All of the outstanding shares of capital stock or other equity securities or ownership interest in the Subsidiary beneficially and of record are owned by the Company, directly or indirectly, free and clear of any liens, charges or encumbrances. Such shares of capital stock or other equity securities or ownership interest are fully paid and nonassessable, and none of them was issued in violation of any preemptive or other similar right. Except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue any share of capital stock of the Subsidiary or any security convertible into, or exercisable or exchangeable for, such stock.

(w) Except as described in the Registration Statement and Prospectus, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company or its Subsidiary under the Securities Act. Each director and executive officer of the Company has delivered to the Underwriter his or her enforceable written agreement that he or she will not, for a period of 180 days after the date of this agreement, offer for sale, sell, distribute, grant any option for the sale of or otherwise dispose of, directly or indirectly, or exercise any registration rights with respect to, any Shares owned by him or her, without the prior written consent of the Underwriter.

(x) No transaction has occurred between or among the Company or its Subsidiary and any of their officers or directors or any affiliate or affiliates of any such officer or director that is required to be described in and is not described in the Registration Statement and the Prospectus.

(y) The Shares, when issued and delivered in accordance with the Registration Statement and Prospectus, will meet the eligibility requirements for quotation on the OTC Bulletin Board.

(z) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

(aa) None of the Company or any of its directors, officers or controlling persons has taken or will take, directly or indirectly, any action resulting in a violation of Rule 10b-6 under the Exchange Act, or designed to cause or result under the Securities Act or otherwise in, or which has constituted or which reasonably might be expected to constitute, the stabilization or manipulation of the price of any securities of the Company or facilitation of the sale or resale of the Shares.

(bb) Neither the Company nor its Subsidiary has incurred any liability for finder's or broker's fees or agent's commissions in connection with the execution and delivery of this agreement, the offer and sale of the Shares or the transactions contemplated hereby, or entered into any agreement with respect to the sale of Shares, including agreements granting any person the right to participate in any way in a sale of securities of the Company.

(cc) The Company is not required to register as a "broker" or "dealer" in accordance with the provisions of the Exchange Act or the rules and regulations promulgated thereunder.

(dd) The Company has complied with all of the requirements and filed the required forms, if any as specified in Nevada Revised Statutes, Chapter 78.

(ee) No order preventing or suspending the use of any preliminary prospectus has been issued and no proceedings for that purpose are pending or, to the best knowledge of the Company, threatened by the SEC; no order suspending the offering of the Shares in any jurisdiction designated by the Underwriter has been issued, and no proceedings for that purpose have been instituted or, to the best knowledge of the Company, threatened, and any request of the SEC for additional information (to be included in the Registration Statement or the Prospectus or otherwise) has been complied with.

4. Conditions of the Underwriter's Obligations. The obligations of the Underwriter under this agreement to purchase the Shares are subject to each of the following terms and conditions:

(a) The Prospectus shall have been timely filed with the SEC in accordance with section 2 of this agreement and the Registration Statement shall have become effective not later than 5:30 P.M., Mountain Time, on the date of this agreement, or at such later time and date as shall have been consented to in writing by the Underwriter; if the Company shall have elected to rely upon Rule 430A of the Rules, the Prospectus shall have been filed with the SEC in a timely fashion.

(b) No order preventing or suspending the use of any preliminary prospectus or the Prospectus shall have been or shall be in effect, and no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the SEC, and any requests for additional information on the part of the SEC (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Underwriter.

(c) The representations and warranties of the Company contained in this agreement and in the certificates delivered pursuant to subsection 4(d) shall be true and correct when made and on and at the time of closing as if made on such date and the Company shall have performed all covenants and agreements and satisfied all the conditions contained in this agreement required to be performed or satisfied by it at or before the time of closing.

(d) The Underwriter shall have received at the time of closing a certificate, addressed to the Underwriter and dated as of the time of closing, of the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this agreement and that the representations and warranties of the Company in this agreement are true and correct on and as of the time of closing with the same effect as if made at the time of closing and the Company has performed all covenants and agreements and satisfied all conditions contained in this agreement required to be performed or satisfied by it at or prior to the time of closing.

(e) The Underwriter shall have received on the Effective Date, at the time this agreement is executed and at the time of closing, signed letters from Mantyla McReynolds addressed to the Underwriter and dated, respectively, the Effective Date, the date of this agreement and at the time of closing, in form and substance reasonably satisfactory to the Underwriter, confirming that it is an independent accountant within the meaning of the Securities Act and the Rules, that the response to Item 10 of the Registration Statement is correct insofar as it relates to it and stating in effect that:

(i) in its opinion, the audited financial statements and financial statement schedules included in the Registration Statement and the Prospectus and reported on by it comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Rules;

(ii) on the basis of a reading of the amounts included in the Registration Statement and the Prospectus under the headings "Summary Financial Data" and "Selected Consolidated Financial Data," carrying out certain procedures (but not an examination in accordance with generally accepted auditing standards) that would not necessarily reveal matters of significance with respect to the comments set forth in such letter, a reading of the minutes of the meetings of the stockholders and directors of the Company, and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to transactions and events subsequent to the date of the latest audited financial statements, except as disclosed in the Registration Statement and the Prospectus, nothing came to its attention that caused it to believe that:

(1) the unaudited financial statements and supporting schedules of the Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Rules or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement; or

(2) with respect to the Company, there were, at a specified date not more than five business days prior to the date of the letter, any increases in long-term liabilities of the Company or any decreases in net income or the stockholders' equity in the Company, as compared with the amounts shown on the Company's audited balance sheet dated August 31, 2001, and the most recent unaudited balance sheet included in the Registration Statement; and

(iii) it has performed certain other procedures as a result of which it determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Registration Statement and the Prospectus and reasonably specified by the Underwriter agrees with the accounting records of the Company.

References to the Registration Statement and the Prospectus in this subsection (e) are to such documents as amended and supplemented at the date of the letter.

(f) The Underwriter shall have received at the time of closing from Cletha A. Walstrand, counsel for the Company, an opinion, addressed to the Underwriter and dated at the time of closing, and stating in effect that:

(i) Each of the Company and its Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. The Company and its Subsidiary are in good standing as foreign corporations in all jurisdictions in which the nature of their businesses requires them to be qualified to do business as a foreign corporation, except for such jurisdictions where the failure to so qualify would not have a material adverse effect on the assets or properties, business, results of operations, prospects or financial condition of the Company.

(ii) Each of the Company and its Subsidiary has all requisite corporate power and authority and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits required under federal law to own, lease and license its assets and properties and to conduct its business as now being conducted and as described in the Registration Statement and the Prospectus. Each of the Company and its Subsidiary has all requisite corporate power and authority and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits to enter into, deliver and perform this agreement, and, in the case of the Company, to issue and sell the Shares, other than those authorizations, approvals, consents, orders licenses, certificates and permits required under state and foreign securities laws. To such counsel's knowledge, the Company does not control, directly or indirectly, any corporation, partnership, joint venture, association or other business organization other than its Subsidiary.

(iii) The Company has authorized and issued capital stock as set forth in the Registration Statement and the Prospectus; the certificates evidencing the Shares are in due and proper legal form and have been duly authorized for issuance by the Company; all of the outstanding shares of common stock of the Company have been duly and validly authorized and have been duly and validly issued and are fully paid and nonassessable and none of them was issued in violation of any preemptive or other similar right. The Shares, when issued and sold pursuant to this agreement, will be duly and validly issued, outstanding, fully paid and nonassessable and none of them will have been issued in violation of any preemptive or other similar right. Except as disclosed in the Registration Statement and the Prospectus, there is no outstanding subscription, option, warrant or other right calling for the issuance of any share of stock of the Company or its Subsidiary or any security convertible into, exercisable for, or exchangeable for stock of the Company or its Subsidiary. The Shares conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus. All of the issued and outstanding capital stock of the Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable, was not issued in violation of preemptive rights, and is owned directly or indirectly by the Company, free and clear of any lien, encumbrance, or adverse claim.

(iv) All necessary corporate action has been duly and validly taken by the Company and its Subsidiary to authorize the execution, delivery and performance of this agreement and the issuance and sale of the Shares. This agreement has been duly and validly authorized, executed and delivered by the Company, and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (1) as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, receivership, moratorium or other similar laws then or thereafter in effect relating to or affecting the rights of creditors generally and by general equitable principles, regardless of whether enforcement is considered in proceedings at law or in equity (including the possible unavailability of specific performance or injunctive relief and the general discretion of the court or tribunal considering the matter), and (2) to the extent that rights to indemnity or contribution under this agreement may be unenforceable under certain circumstances under law or court decisions with respect to a liability where indemnification or contribution is contrary to law or public policy.

(v) Neither the execution, delivery and performance of this agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) will (1) give rise to a right to terminate or accelerate the due date of any payment due, conflict with or result in the breach of any term or provision, constitute a default (or any event that with notice or lapse of time, or both, would constitute a default), require a consent or waiver, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its Subsidiary, pursuant to the express terms of any indenture, mortgage, deed of trust, note or other agreement or instrument filed as an exhibit to the Registration Statement and to which the Company or its Subsidiary is a party or by which it or any of its properties or businesses is bound, or (2) violate any franchise, license, permit, judgment, decree, order, statute, rule or regulation binding upon or applicable to the Company or its Subsidiary, or (3) violate any provision of the charter or bylaws of the Company or its Subsidiary.

(vi) Except as described in the Registration Statement and the Prospectus, to such counsel's knowledge, no default exists, and no event has occurred that with notice or lapse of time, or both, would constitute a default in the due performance and observance of any express term, covenant or condition by the Company or its Subsidiary of any indenture, mortgage, deed of trust, note or any other agreement filed as an exhibit to the Registration Statement, where the consequences of such default would have a material and adverse effect on the assets, properties or business of the Company.

(vii) To such counsel's knowledge, neither the Company nor its Subsidiary is in violation of any term or provision of any franchise, license, permit, judgment, decree, order, statute, rule or regulation under federal law, where the consequences of such violation would have a material adverse effect on the assets, properties or businesses of the Company.

(viii) No authorization, approval, consent, order, license, certificate or permit or order of any court or governmental agency or body is required under federal law for the execution, delivery or performance of this agreement or the consummation of the transactions contemplated hereby or any other transaction described in the Registration Statement to be entered into prior to or contemporaneously with the sale of the Shares, except (1) as disclosed in the Registration Statement, (2) such as have been obtained, and (3) such as are required under state and foreign securities laws.

(ix) To such counsel's knowledge, there is no litigation or governmental or other proceeding or investigation before any court or before or by any public body or board pending or threatened against the Company or its Subsidiary that is required to be disclosed in the Prospectus and that is not so disclosed.

(x) Each of the documents, which is described in the Registration Statement and the Prospectus, conforms in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus. The statements in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, are fair summaries in all material respects and accurately present the information called for by the Securities Act and the Rules with respect to such documents and matters. To such counsel's knowledge, all contracts and other documents required to be filed as exhibits to or described in the Registration Statement have been so filed with the SEC or are fairly described in the Registration Statement, as the case may be.

(xi) The Registration Statement, all preliminary prospectuses and the Prospectus and each amendment or supplement thereto (except for the financial statements and schedules and other financial and statistical data included therein, as to which such counsel expresses no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules.

(xii) The Registration Statement has become effective under the Securities Act, and to such counsel's knowledge, (1) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened, pending or contemplated, and (2) the Prospectus has been filed with the SEC in the manner and within the time period required by Rule 424(b) of the Rules.

(xiii) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

(xiv) The Shares, when issued and delivered in accordance with the Registration Statement and Prospectus, will meet the eligibility requirements for quotation on the OTC Bulletin Board.

(xv) To such counsel's knowledge, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act, except as disclosed in the Registration Statement and the Prospectus.

To the extent deemed advisable by such counsel, it may rely as to matters of fact on certificates of officers of the Company and public officials and on the opinions of other counsel satisfactory to the Underwriter as to matters that are governed by laws other than the federal laws of the United States; provided that such counsel shall state that in its opinion that it believes the Underwriter and it is justified in relying on such other opinions. Copies of such certificates and other opinions shall be furnished upon request to the Underwriter and counsel for the Underwriter.

In addition, such opinion shall include a statement to the effect that, although such counsel has not verified, and is not passing upon and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except as specified in the foregoing opinion), no facts have come to the attention of such counsel that lead such counsel to believe that, under the Securities Act and the Rules, the Registration Statement at the time it became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or that, as of the date of the Prospectus, as amended or supplemented, the Prospectus as so amended or supplemented contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case except with respect to the financial statements and notes and schedules thereto and other financial and statistical data, as to which such counsel need make no statement).

(g) The Company shall have furnished or cause to be furnished to the Underwriter such further certificates and documents as the Underwriter shall have reasonably requested.

5. Covenants of the Company. The Company covenants and agrees as follows:

(a) The Company shall prepare the Prospectus in a form approved by the Underwriter and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the SEC's close of business on the second business day following the execution and delivery of this agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act, and shall promptly advise the Underwriter (i) when any amendment to the Registration Statement shall have become effective, (ii) of any request by the SEC for any amendment of the Registration Statement or the Prospectus or for any additional information, (iii) of the prevention or suspension of the use of any preliminary prospectus or the Prospectus or of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall not file or prepare any amendment of the Registration Statement or supplement to the Prospectus unless the Company has furnished the Underwriter a copy for its review within a reasonable amount of time prior to filing or use and shall not file or use any such proposed amendment or supplement to which the Underwriter reasonably objects. The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) If, at any time when a Prospectus relating to the Shares is required to be delivered under the Securities Act and the Rules, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the SEC, subject to the second sentence of subsection (a) of this section 5, an amendment or supplement that shall correct such statement or omission or an amendment that shall effect such compliance.

(c) The Company shall make generally available to its security holders and to the Underwriter as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the "effective date of the registration statement" (as defined in Rule 158 of the Rules) occurs (or 90 days if such 12-month period coincides with the Company's fiscal year), an earnings statement (which need not be audited) of the Company, covering such 12-month period, which shall satisfy the provisions of Section 11(a) of the Securities Act. The Company may satisfy this requirement by complying with Rule 158 of the Rules.

(d) The Company shall furnish to the Underwriter and counsel for the Underwriter, without charge, three signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and all amendments thereof and, so long as delivery of a Prospectus by an Underwriter or dealer may be required by the Securities Act or the Rules, as many copies of any preliminary prospectus and the Prospectus and any amendments thereof and supplements thereto as the Underwriter may reasonably request.

(e) The Company shall use its best efforts to qualify the number of Shares reasonably requested by the Underwriter for sale under the state securities laws of such states as may be mutually agreed upon between the Underwriter and the Company and to continue such qualifications in effect so long as required for the purpose of the offering. The qualifications may be undertaken by the Company's counsel or by the Underwriter's counsel, as agreed to by both parties. The Company will pay all expenses related to such qualifications and the related memorandum regardless of which counsel undertakes the qualification. Copies of all applications for the registration of securities and related documents (except for the Registration Statement and Prospectus) filed with the various states shall be supplied by counsel seeking the qualification to counsel for the other party, and copies of all comments and orders received from the various states shall be supplied to counsel for the other party as promptly as possible. Immediately after the Effective Date of the Registration Statement, counsel seeking the qualifications shall advise the Underwriter in writing of all states where the offering has been registered for sale, canceled, withdrawn or denied, the state of such event(s), and the number of Shares registered.

(f) For a period of one year after the date of this agreement, the Company shall supply to the Underwriter, copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock and to furnish to the Underwriter a copy of each annual or other report it shall be required to file with the SEC.

(g) Except as disclosed in the Registration Statement, without the prior written consent of the Underwriter, for a period of 180 days after the date of this agreement, the Company shall not issue, sell or register with the SEC (other than on Form S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into or exercisable or exchangeable for equity securities of the Company), except for the issuance of the Shares pursuant to the Registration Statement and the issuance of shares pursuant to the Company's existing stock option plan. In the event that, during this period, (i) any shares are issued pursuant to the Company's existing stock options or option plan or (ii) any registration is effected on Form S-8 or on any successor form, the Company shall obtain the written agreement of each grantee or purchaser or holder of such registered securities that, for a period of 180 days after the date of this agreement, such person will not, without the prior written consent of Underwriter, offer for sale, sell, distribute, grant any option for the sale of, or otherwise dispose of, directly or indirectly, or exercise any registration rights with respect to, any shares of common stock (or any securities convertible into, exercisable for, or exchangeable for any shares of common stock) owned by such person.

(h) Prior to the date that is 60 days after the time of closing, the Company will not issue, directly or indirectly, without the Underwriter's prior written consent, which shall not be unreasonably withheld, any press release or other communication or hold any press conference with respect to the Company or its activities or this offering.

(i) The Company will comply with all of the provisions of any undertakings contained in the Prospectus or the Registration Statement.

(j) The Company will apply the net proceeds from the sale of the Shares substantially in accordance with the description set forth in the Prospectus.

(k) Except as stated in this agreement and in the Prospectus, the Company will not take, directly or indirectly (except for any action taken by the Underwriter), any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the common stock to facilitate the sale or resale of the Shares.

(l) The Company will not make any payments or distributions to its stockholders for the purpose of funding, directly or indirectly, any tax liabilities of its stockholders.

(m) The Company shall take all such action required to be taken by it to cause the Shares to be approved for quotation on the OTC Bulletin Board at the earliest practicable date following the closing.

(n) The Company agrees to pay, or reimburse if paid by the Underwriter, whether or not the transactions contemplated hereby are consummated or this agreement is terminated, all costs and expenses incident to the public offering of the Shares and the performance of the obligations of the Company under this agreement including those relating to: (i) the preparation, printing, filing and distribution of the Registration Statement including all exhibits thereto, each preliminary prospectus, the Prospectus, all amendments and supplements to the Registration Statement and the Prospectus, and the printing, filing and distribution of this agreement; (ii) the preparation and delivery of certificates for the Shares to the Underwriter; (iii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in subsection 5(e), including the reasonable fees and disbursements of counsel for the Underwriter in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda; (iv) the furnishing (including costs of shipping and mailing) to the Underwriter of copies of each preliminary prospectus, the Prospectus and all amendments or supplements to the Prospectus, and of the several documents required by this section to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Shares by the Underwriter or by dealers to whom Shares may be sold; (v) the filing fees of the National Association of Securities Dealers, Inc. in connection with its review of the terms of the public offering; (vi) the furnishing (including costs of shipping and mailing) to the Underwriter of copies of all reports and information required by subsection 5(f); (vii) inclusion of the Shares for quotation on the OTC Bulletin Board; and (viii) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company to the Underwriter. Subject to the provisions of section 8, the Underwriter agrees to pay, whether or not the transactions contemplated hereby are consummated or this agreement is terminated, all costs and expenses incident to the performance of the obligations of the Underwriter under this agreement not payable by the Company pursuant to the preceding sentence, including the costs and expenses of its own counsel, except that the Company shall reimburse the Underwriter at the time of closing the amount, not to exceed $5,000, for the Underwriter's accountable reasonable fees and expenses (including, but not limited to, out-of-pocket items such as legal fees, travel, accommodations, telephone expenses, courier fees, suppliers, and related disbursements) incurred in connection herewith exceed the underwriting portion of the gross spread.

(o) At no time during the period of one year following the Effective Date will the Company's officers, directors (including persons serving in such capacities as of the time of closing or during any part of the period mentioned above), or any owners, beneficially or of record, of 5% or more of the issued and outstanding common stock of the Company as listed in the Prospectus (together the "Described Stockholders") offer for sale or sell, directly or indirectly, any common stock owned, directly or indirectly, by them without the Underwriter's prior written consent. At no time during the period of two years following the Effective Date will any Described Stockholder offer for sale or sell, directly or indirectly, any Shares of the common stock owned, directly or indirectly, by them at the time of closing without the Underwriter's prior written consent unless such Shares are sold to or through the Underwriter. The Company will take all appropriate actions to prevent any such offers or sales including the placing of a legend restricting transfer thereof to the foregoing effect on the stock certificate, with specific reference to this subsection of this agreement, the issuance of written "stop-transfer" instructions to the transfer agent, and the delivery to the Underwriter, at or prior to the execution of this agreement, of a written undertaking from each of the Described Stockholders agreeing to the provisions of this subsection.

6. Indemnification.

(a) The Company agrees to indemnify and hold harmless the Underwriter, each of its respective officers, directors, partners, employees, agents and counsel, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise, including such losses, claims, damages or liabilities that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of the Underwriter (or any officers, directors, parties, employees, agents, counsel or any person controlling the Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Shares to any person by the Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in such preliminary prospectus, the Registration Statement or the Prospectus, or such amendment or supplement, in reliance upon and in conformity with the information furnished in writing to the Company by the Underwriter specifically for use therein as described in subsection 3(o).

(b) The Underwriter agrees to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement, to the same extent as the foregoing indemnity from the Company to the Underwriter, but only insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission that was made in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter specifically for use therein; provided, however, that the obligation of the Underwriter to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the net proceeds received by the Company from the Underwriter.

(c) Any party that proposes to assert the right to be indemnified under this section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party under this section, notify the indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in subsections 6(a) or 6(b) shall be available to any party who shall fail to give notice as provided in this subsection 6(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense of such action (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party. An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent; provided, however, that such consent has not been unreasonably withheld.

7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in subsection 6(a) is due in accordance with its terms, but for any reason is held to be unavailable from the Company, the Company and the Underwriter shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by the Company from persons other than the Underwriter, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement, and directors of the Company who may also be liable for contribution) to which the Company and the Underwriter may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in section 6 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above, but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriter shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting commissions but before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, bear to the underwriting commissions received by the Underwriter, as set forth in the table on the cover page of the Prospectus. The relative fault of the Company or the Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact related to information supplied by the Company or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this section 7 were determined by pro rata allocation based on the number of parties involved or by any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this section 7, (a) in no case shall the Underwriter be liable or responsible for any amount in excess of the underwriting commission applicable to the Shares purchased by the Underwriter hereunder, and (b) the Company shall be liable and responsible for any amount in excess of such underwriting commission; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement, and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (a) and (b) in the immediately preceding sentence of this section 7. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party under this section, notify such party from whom contribution may be sought, but the omission so to notify such party from whom contribution may be sought shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise than under this section, except to the extent of any material prejudice resulting from such failure to notify. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent; provided, however, that such written consent has not been unreasonably withheld.

8. Termination. This agreement may be terminated without liability on the part of the Underwriter to the Company with respect to the Shares to be purchased at the time of Closing by the Underwriter by notifying the Company at any time:

(a) in the sole and absolute discretion and judgment of the Underwriter at or before the time of closing: (i) if the Company shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act that, whether or not said loss shall have been insured, will make it inadvisable to proceed with the offering; (ii) if there has been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the business, operations, earnings, prospects, properties or financial condition of the Company, whether or not arising in the ordinary course of business; (iii) if on or prior to such date, any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Underwriter will in the future materially disrupt, the securities markets; (iv) if there has occurred any new outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Underwriter, inadvisable to proceed with the offering; (v) if there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Underwriter, inadvisable or impracticable to market the Shares; (vi) if trading in the Shares has been suspended by the SEC or trading generally on the New York Stock Exchange, Inc. or on the American Stock Exchange, Inc. has been suspended or limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by said exchanges or by order of the SEC, the National Association of Securities Dealers, Inc., or any other governmental or regulatory authority; or (vii) if a banking moratorium has been declared by any state or federal authority; or

(b) at or before the time of closing, that any of the conditions specified in section 4 shall not have been fulfilled when and as required by this agreement.

If this agreement is terminated pursuant to any of its provisions, the Company shall not be under any liability to the Underwriter, and Underwriter shall not be under any liability to the Company, except that (y) if this agreement is terminated by the Underwriter because of any failure, refusal or inability on the part of the Company to comply with the terms or to fulfill any of the conditions of this agreement, the Company will reimburse the Underwriter for all out-of-pocket expenses (including the reasonable fees and disbursements of its counsel) incurred by it in connection with the proposed purchase and sale of the Shares or in contemplation of performing its obligations hereunder, and (z) the Underwriter, who shall have failed or refused to purchase the Shares agreed to be purchased by it under this agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this agreement, shall not be relieved of liability to the Company for damages occasioned by its failure or refusal.

9. Miscellaneous. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriter set forth in or made pursuant to this agreement shall remain in full force and effect, regardless of any indemnification or contribution made by or on behalf of the Underwriter or the Company or any of the officers, directors or controlling persons referred to in sections 6 and 7 hereof, and shall survive delivery of and payment for the Shares. The provisions of sections 5, 6, 7 and 8 shall survive the termination or cancellation of this agreement.

This agreement has been and is made for the benefit of the Underwriter and the Company and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriter, the Company, directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this agreement. The term "successors and assigns" shall not include any purchaser of Shares from the Underwriter merely because of such purchase.

Any notice, demand, request or other communication permitted or required under this Agreement shall be in writing and shall be deemed to have been given as of the date so delivered, if personally served; as of the date so sent if transmitted by facsimile and receipt is confirmed by the facsimile operator of the recipient; as of the date of sent if sent by electronic mail and receipt is acknowledged by the recipient; one day after the date so sent if delivered by overnight courier service; or three days after the date so mailed if mailed by certified mail, return receipt requested, addressed as follows:

If to the Company: FP Holding, Inc.

5882 South 900 East, Suite 202

Salt Lake City, Utah 84121

Facsimile: (801) 269-9522

E-mail:

If to the Underwriter, to: Alpine Securities Corporation

440 East 400 South

Salt Lake City, Utah 84111

Facsimile: (801) 595-0430

E-mail:

or such other addresses, facsimile numbers, or electronic mail address as shall be furnished in writing by any party in the manner for giving notices hereunder.

This agreement shall be governed by and construed in accordance with the laws of the state of Utah without regard to principles of conflict of laws.

This agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Please confirm that the foregoing correctly sets forth the agreement between us.

Very truly yours,

FP HOLDINGS, INC.

By

Its

Confirmed:

ALPINE SECURITIES CORPORATION

By

Its